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              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Michael Anthony Jewelers, Inc.
New York, New York



We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-8 filed June 12, 1997 of our report dated March 31, 2000, relating to the consolidated financial statements and schedule of Michael Anthony Jewelers, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended January 29, 2000.





                                                        BDO Seidman, LLP


New York, New York
March 31, 2000